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[TITAL PHARMACEUTICALS, INC. LOGO]

                                                                   EXHIBIT 99.1

Company:                                   Media:                  Investors:
Alison R. Lehanski                         Mark Padgett            Robert Ferris
Director, Corporate Communications         GCI Group               GCI Group
650-244-4993                               212-537-8082            212-537-8025

FOR IMMEDIATE RELEASE

                    TITAN REPORTS FIRST QUARTER 2003 RESULTS

SOUTH SAN FRANCISCO, CA - MAY 15, 2003 - Titan Pharmaceuticals, Inc. (ASE:TTP) today announced financial results for the first quarter ended March 31, 2003. Operating results indicate that the company achieved its targeted strategic reduction in expenditures for the first quarter of 2003.

Operating expenditures for the first quarter of 2003 were approximately $7.0 million, a 25% reduction compared with operating expenditures of $9.4 million for the fourth quarter of 2002. Net loss for first quarter 2003 was approximately $6.5 million, or $0.24 per share, compared to $5.0 million, or $0.18 per share, for the first quarter in 2002, with the difference in net loss primarily due to difference in revenue. Revenues for first quarter 2003 were approximately $26,000, compared to $2.3 million for first quarter 2002. The change in revenue and net loss is the result of a milestone payment received for Spheramine(R) in the first quarter 2002.

Interest income, net of other expenses for first quarter 2003 was approximately $472,000 compared to $1.4 million for first quarter 2002, primarily reflecting lower interest rates. At March 31, 2003, the Company had approximately $66.1 million in cash, cash equivalents and marketable securities.

"As a result of our strategic focus on four core product development programs - Spheramine, Pivanex(R), gallium maltolate and Probuphine(TM), we were able to achieve our targeted 25% reduction in operating expenditures in the first quarter this year, compared with fourth quarter last year," stated Dr. Louis R. Bucalo, Chairman, President and CEO. "With internal resources directed at these four programs, and the continued support of our corporate partner for Spheramine, Schering AG, Germany, we are making good progress moving these four products forward in clinical testing."

PRODUCT DEVELOPMENT PROGRAMS

Titan is advancing the following four clinical-stage product development programs.

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SPHERAMINE
Enrollment in a randomized, controlled, blinded Phase IIb clinical study of Spheramine in advanced Parkinson's disease is proceeding on schedule. Schering AG, Germany, Titan's corporate partner for the development of Spheramine, is funding the study. In April 2003, new results from a pilot study of Spheramine, demonstrating an average 41 percent improvement in motor function 24 months post treatment, were presented at the American Academy of Neurology.

PIVANEX
A randomized Phase IIb clinical study of Pivanex and docetaxel in non-small cell lung cancer (NSCLC) is being initiated with patient enrollment planned to commence in June, following the completion of the current dose escalation study evaluating the safety of this treatment combination. In related development activities, preclinical study results demonstrating that Pivanex is synergistic with docetaxel in NSCLC will be presented at the meeting of the American Association for Cancer Research in July 2003. Pivanex is a histone deacetylase inhibitor with demonstrated preliminary evidence of anti-cancer activity in a previous open label Phase II study in NSCLC.

GALLIUM MALTOLATE
Titan is completing the Phase I portion of a Phase I/II clinical study of gallium maltolate in several cancers, and plans to advance gallium maltolate into Phase II testing in the second half of 2003. Additional preclinical testing of gallium maltolate in other disease settings is also ongoing. Gallium maltolate is a novel oral agent for the treatment of cancer and bone disease.

PROBUPHINE
Titan's pilot clinical study of Probuphine is planned to begin in June. Probuphine is a novel long-term treatment for opiate addiction, which utilizes the Company's proprietary ProNeura drug delivery system to deliver up to six months of buprenorphine, an approved treatment for opiate addiction.

OTHER PROGRAMS
Titan continues to work with corporate partner Novartis to evaluate strategic options for iloperidone, including potential sublicensing, continuing iloperidone development, or returning product rights to Titan. In addition, the company is no longer allocating internal resources to the monoclonal antibodies CeaVac(R), TriAb(R) and TriGem(TM) as part of its strategic plan to reduce expenditures.

ABOUT TITAN PHARMACEUTICALS

Titan Pharmaceuticals, Inc. is a biopharmaceutical company focused on the development and commercialization of novel treatments for central nervous system disorders, cancer and other serious and life-threatening diseases. Titan's numerous products in development utilize novel technologies that have the potential to significantly improve the treatment of these diseases. Titan also establishes partnerships with multinational pharmaceutical companies and government institutions for the development of its products.

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The press release may contain "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, but are not limited to, any statements relating to the Company's development program and any other statements that are not historical facts. Such statements involve risks and uncertainties, including, but not limited to, those risks and uncertainties relating to difficulties or delays in development, testing, regulatory approval, production and marketing of the Company's drug candidates, unexpected adverse side effects or inadequate therapeutic efficacy of the Company's drug candidates that could slow or prevent product development or commercialization, the uncertainty of patent protection for the Company's intellectual property or trade secrets and the Company's ability to obtain additional financing if necessary. Such statements are based on management's current expectations, but actual results may differ materially due to various factors, including those risks and uncertainties mentioned or referred to in this press release.

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                                    TITAN PHARMACEUTICALS, INC.
                          CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                              (in thousands, except per share amount)

                                                                       THREE MONTHS ENDED MARCH 31,
                                                                      -----------------------------
                                                                          2003              2002
                                                                      ------------     ------------
                                                                               (unaudited)

License and grant revenue                                                      26            2,347

Operating expenses:
    Research and development                                                5,643            7,486
    General and administrative                                              1,382            1,210
                                                                      ------------     ------------
      Total operating expenses                                              7,025            8,696
                                                                      ------------     ------------
      Loss from operations                                                 (6,999)          (6,349)

      Other income, net                                                       469            1,399
                                                                      ------------     ------------
Net loss                                                              $    (6,530)     $    (4,950)
                                                                      ============     ============

Basic and diluted net loss per share                                  $     (0.24)     $     (0.18)
                                                                      ============     ============

Shares used in computing basic and
    diluted net loss per share                                             27,642           27,642
                                                                      ============     ============



                               CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                        MARCH 31,      DECEMBER 31,
                                                                          2003             2002
                                                                      ------------     ------------
                                                                       (unaudited)       (Note A)

Assets
    Cash, cash equivalents, and marketable securities                 $    66,080      $    73,450
    Prepaid expenses, receivables and other current assets                  2,017            1,197
                                                                      ------------     ------------
      Total current assets                                                 68,097           74,647
    Furniture and equipment, net                                              896              979
    Investment in other companies                                             300              300
                                                                      ------------     ------------
                                                                      $    69,293      $    75,926
                                                                      ============     ============
Liabilities and Stockholders' Equity
    Current liabilities                                               $     3,935      $     3,945
    Minority interest - Series B preferred stock of Ingenex, Inc.           1,241            1,241
    Stockholders' Equity                                                   64,117           70,740
                                                                      ------------     ------------
                                                                      $    69,293      $    75,926
                                                                      ============     ============

Note A: The balance sheet at December 31, 2002 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles in the United States for complete financial statement presentation.
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